UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Penford Corporation

(Name of Registrant as Specified In Its Charter)

SEACOR Holdings Inc.

F2 SEA Inc.

Leonard J. Berlik

Thomas A. Doxsie

C. Bailey Ragan

 Richard Ryan

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 19, 2014

SEACOR NOMINATED CANDIDATES FOR ELECTION
TO THE PENFORD CORPORATION BOARD OF DIRECTORS

SEACOR Holdings Inc. (“SEACOR”, “we” or “us”), a Penford Corporation (“Penford” or the “Company”) investor since 2009, is the beneficial owner of approximately 9.3% of Penford. SEACOR’s history and involvement with Penford are as follows:

•	We invested in Penford because we believe it sits at the nexus of compelling industry trends and substantial opportunities in its core businesses. Penford, however, has continually missed the opportunity to move from commodity industrial ingredients to higher margin bio-products and specialty ingredients.

•	After several years of sub-optimal performance, in July 2013, we requested that one of our representatives be appointed to Penford’s Board of Directors (the “Board”). On August 28, 2013, Mr. Evan Behrens, our Senior Vice President, Business Development, joined the Board.

•	Despite considerable efforts to influence the Company to successfully execute its strategic plans, one year later (and five years since our initial investment) Penford’s continued poor performance necessitates a change.

•	We believe that Penford’s poor record is due to weak corporate governance and ineffectual oversight of management by the Board. Accordingly, we believe that a change in Board composition is in order.

•	On August 19, 2014, in accordance with the Company’s bylaws, we nominated the four candidates listed below (the “Nominees”) for election to the Board at the next annual meeting of shareholders. These Nominees, if elected, would hold four out of eleven seats on the Board. The Nominees have direct, highly relevant industry experience necessary to bring a fresh and independent perspective to the Company, and are well suited to serve as a catalyst for much needed change at Penford. We are not seeking to take control of Penford.

The Company’s stock price is lower now than it was in 2003, an 11-year period during which eight of the eleven current directors (including the Chairman of the Board and Chief Executive Officer) have remained in place.1 As an experienced industrial operator, SEACOR is concerned that this entrenched group has not provided Penford with adequate strategic direction and oversight, resulting in a failure to capitalize on growth opportunities.

We believe there are compelling opportunities for accelerated and sustained earnings growth at Penford. To seize the growth opportunities, we nominated the four individuals below, three of whom have direct agribusiness or starch manufacturing experience and one of whom has the public company finance and accounting experience necessary to help address Penford’s accounting, IT and risk management issues. We believe the Nominees have the expertise and experience necessary to raise the right questions, to vet the Company’s business plans with management and to hold management accountable for its performance.

•	Leonard J. Berlik, 66, is a board member of Arizona Chemical, Celerant Consulting, and Kolb, AG, and previously served as the Chief Executive Officer of Uniqema BV. Mr. Berlik has worked in a variety of chemical industry segments such as adhesives, polymers, specialty starches, catalysts, silicates, oleochemicals and surfactants. He spent most of his career with National Starch and Chemical Corporation, where he held a number of executive positions and served on its Board of Directors. Mr. Berlik was an Executive Vice President of ICI Performance Specialties and served on the Executive Committee of Imperial Chemical Industries PLC. Mr. Berlik’s experience in the specialty chemicals industry and his tenure on the Board of National Starch, a direct competitor of Penford, provides industry insight in areas directly relevant to Penford.

1On August 22, 2003, the first date when all such eight directors were in place, Penford’s common stock closed at $12.79 per share. On August 18, 2014, the last trading day before issuance of this document, it closed at $11.95 per share. Penford’s shares declined approximately 6.6% in value between those dates as compared to the S&P 500 gain of 98.6% during the same period. Source: S&P CapitaliQ.

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•	Thomas A. Doxsie, 60, currently serves as President of Tadvise LLC, an agribusiness and food industry consulting firm, prior to which he spent 30 years at Tate & Lyle, most recently as its Senior Vice President of Food and Industrial Ingredients for the Americas. In this role, he was responsible for all commercial aspects of a $2 billion food and ingredient business with operations located throughout North and South America, as well as specialty businesses in Asia, Australia and South Africa. At Tate & Lyle he was also the commercial lead and a board member of that company’s bio-products joint venture with DuPont. Mr. Doxsie’s experience managing commodity and specialty ingredients businesses specializing in carbohydrates, starches, proteins and fiber is directly relevant to Penford’s business and will allow him to provide operating insight, best practices and industry knowledge to help Penford achieve its strategic potential.

•	C. Bailey Ragan, 60, was previously the Vice President and General Manager of Bunge North America Grain. Mr. Ragan brings experience in transportation and logistics, trading, and the processing of commodities, as well as ethanol and bio-fuels. His background and skills make him exceptionally well suited to oversee an effort to improve Penford’s procurement, hedging, management of raw materials and management of processing assets.

•	Richard Ryan, 59, recently retired from his position as Chief Financial Officer of SEACOR. His depth of knowledge and experience in finance, risk management, IT and public reporting from his time as a public company Chief Financial Officer will be highly valuable to Penford, particularly in light of the Company’s material financial weakness and IT infrastructure needs.

Our Nominees are eminently qualified, offer an objectively superior alternative to the incumbent Board members who are up for reelection at the 2015 Annual Meeting and will work to create a new and improved Board focused on making the changes needed to maximize long-term value for all stockholders.

SEACOR, F2 SEA INC. AND THE NOMINEES (COLLECTIVELY, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF PENFORD IN CONNECTION WITH PENFORD’S 2015 ANNUAL MEETING OF SHAREHOLDERS. ALL SHAREHOLDERS OF PENFORD ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SEACOR WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF PENFORD’S SHAREHOLDERS AND, ALONG WITH OTHER RELEVANT DOCUMENTS, CAN BE OBTAINED FREE OF CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR by contacting SEACOR’s proxy solicitor, MacKenzie Partners, Inc., at (212) 929-5500 or toll-free at (800) 322-2885.  If you have any questions please contact MacKenzie Partners, inc. at the above mentioned numbers. MEDIA inquiries SHOULD BE DIRECTED TO The Abernathy MacGregor Group at (212) 371-5999.

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INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE SCHEDULE 13D FILED BY SEACOR WITH THE SEC ON JULY 3, 2013, AS AMENDED BY AMENDMENT NO. 1 THERETO FILED ON AUGUST 29, 2013. AMENDMENT NO. 2 THERETO FILED ON JULY 11, 2014 AND AMENDMENT NO. 3 THERETO FILED ON AUGUST 20, 2014. THESE DOCUMENTS CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

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